                                                                    Exhibit 4.10




        ===============================================================



                             CAPITAL RE CORPORATION


                         _____________________________



                                CREDIT AGREEMENT


                          Dated as of August 20, 1996


                         ______________________________

                                  $25,000,000
                         ______________________________



                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                       CHASE SECURITIES INC., as Arranger



        ===============================================================

   [Exhibits B-1, B-2, and C are photocopies of the opinions as delivered.]

                               TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                              Page
                                                              ----


Section 1. Definitions and Accounting Matters................   1
     1.01  Certain Defined Terms.............................   1
     1.02  Accounting Terms and Determinations...............  15
     1.03  Classes; Series; Types............................  16

Section 2. Commitments, Loans, Notes and Prepayments.........  16
     2.01  Loans.............................................  16
     2.02  Borrowings........................................  17
     2.03  Changes in Aggregate Amount of Commitments........  18
     2.04  Commitment Fee....................................  18
     2.05  Several Obligations; Remedies Independent.........  18
     2.06  Notes.............................................  18
     2.07  Optional Prepayments of Loans.....................  19
     2.08  Extension of Commitment Termination Date..........  20

Section 3. Payments of Principal and Interest................  21
     3.01  Repayment of Loans................................  21
     3.02  Interest..........................................  21

Section 4. Payments; Pro Rata Treatment; Computations; Etc...  22
     4.01  Payments..........................................  22
     4.02  Pro Rata Treatment................................  23
     4.03  Computations......................................  24
     4.04  Minimum Amounts...................................  24
     4.05  Certain Notices...................................  24
     4.06  Non-Receipt of Funds by the Administrative Agent..  25
     4.07  Sharing of Payments, Etc..........................  26

Section 5. Yield Protection, Etc.............................  27
     5.01  Additional Costs..................................  27
     5.02  Limitation on Loans...............................  29
     5.03  Illegality........................................  30
     5.04  Compensation......................................  30
     5.05  U.S. Taxes........................................  31
     5.06  Fair Allocation; Substitution of Banks............  32

Section 6. Conditions Precedent..............................  33
     6.01  Initial Loan......................................  33
     6.02  Term Loans........................................  35
     6.03  Initial and Subsequent Loans......................  35

                               Credit Agreement
                               ----------------

                                                              Page
                                                              ----

Section 7. Representations and Warranties....................  36
     7.01  Corporate Existence...............................  36
     7.02  Financial Condition...............................  36
     7.03  Litigation........................................  37
     7.04  No Breach.........................................  37
     7.05  Action............................................  38
     7.06  Approvals.........................................  38
     7.07  Margin Stock......................................  38
     7.08  ERISA.............................................  38
     7.09  Taxes.............................................  38
     7.10  Investment Company Act............................  39
     7.11  Public Utility Holding Company Act................  39
     7.12  Material Agreements and Liens.....................  39
     7.13  Environmental Matters.............................  39
     7.14  Capitalization....................................  40
     7.15  Subsidiaries, Etc.................................  40
     7.16  True and Complete Disclosure......................  41

Section 8. Covenants of the Company..........................  41
     8.01  Financial Statements; Information; Etc............  41
     8.02  Litigation........................................  45
     8.03  Existence, Etc....................................  45
     8.04  Insurance.........................................  46
     8.05  Prohibition of Fundamental Changes................  46
     8.06  Limitation on Liens...............................  47
     8.07  Indebtedness......................................  49
     8.08  Investments.......................................  50
     8.09  Restricted Payments...............................  50
     8.10  Financial Covenants...............................  51
     8.11  Lines of Business.................................  51
     8.12  Transactions with Affiliates......................  51
     8.13  Use of Proceeds...................................  52
     8.14  Certain Obligations Respecting Subsidiaries.......  52
     8.15  Modifications of Certain Documents................  53
     8.16  Ratings...........................................  53
     8.17. Dividends to or Investments in the Company by
            Subsidiaries.....................................  53

Section 9. Events of Default.................................  53

Section 10. The Administrative Agent.........................  56
     10.01  Appointment, Powers and Immunities...............  56
     10.02  Reliance by Administrative Agent.................  57
     10.03  Defaults.........................................  57
     10.04  Rights as a Bank.................................  58
     10.05  Indemnification..................................  58
     10.06  Non-Reliance on Administrative Agent and Other
             Banks...........................................  59

                               Credit Agreement
                               ----------------

                                                              Page
                                                              ----
     10.07  Failure to Act...................................  59
     10.08  Resignation or Removal of Administrative Agent...  59
     10.09  Arranger.........................................  60

Section 11. Miscellaneous....................................  60
     11.01  Waiver...........................................  60
     11.02  Notices..........................................  60
     11.03  Expenses, Etc....................................  61
     11.04  Amendments, Etc..................................  62
     11.05  Successors and Assigns...........................  62
     11.06  Assignments and Participations...................  62
     11.07  Survival.........................................  64
     11.08  Captions.........................................  64
     11.09  Counterparts.....................................  65
     11.10  Governing Law; Submission to Jurisdiction........  65
     11.11  Waiver of Jury Trial.............................  65
     11.12  Treatment of Certain Information;
             Confidentiality.................................  65

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Subsidiaries
SCHEDULE III - Litigation

EXHIBIT A-1  - Form of Revolving Credit Note
EXHIBIT A-2  - Form of Term Loan Note
EXHIBIT B-1  - Form of Opinion of General Counsel to the Company
EXHIBIT B-2  - Form of Opinion of Special Counsel to the Company
EXHIBIT C    - Form of Opinion of Special New York Counsel to
                 Chase
EXHIBIT D    - Form of Confidentiality Agreement
EXHIBIT E    - Form of Assignment and Acceptance


                               Credit Agreement
                               ----------------

          CREDIT AGREEMENT dated as of August 20, 1996 among: CAPITAL RE CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company");
                                                                      -------
each of the lenders named under the caption "BANKS" on the signature pages hereof (together with its successors and assigns, individually, a "Bank",
                                                                   ----
together, the "Banks"); and THE CHASE MANHATTAN BANK, a New York state chartered
               -----
banking corporation, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                                    --------------------

          The Company has requested that the Banks make loans to it in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding, and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Affiliate" shall mean, as to any specified Person, any other Person
           ---------
that directly or indirectly controls, or is under common control with, or is controlled by, such specified Person. As used in this definition, "control"
                                                                    -------
(including, with its correlative meanings, "controlled by" and "under common
                                            -------------       ------------
control with") shall mean possession, directly or indirectly, of power to direct
------------
or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or
            --------
indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of any Person or any of its Subsidiaries solely by reason of such individual being a director, officer or employee of such Person or any of its Subsidiaries, (b) a Person and its Subsidiaries shall not be Affiliates of each other and (c) neither the Administrative Agent nor any Bank shall be an Affiliate of the Company or any of its Subsidiaries.


                               Credit Agreement
                               ----------------

          "Applicable Insurance Regulatory Authority" shall mean, with respect
           -----------------------------------------
to any Insurance Subsidiary, the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which such Insurance Subsidiary is domiciled.

          "Applicable Lending Office" shall mean, for each Bank, the "Lending
           -------------------------
Office" of such Bank (or of an affiliate of such Bank) designated on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans are to be made and maintained.

          "Applicable Margin" shall mean:  (a) with respect to Base Rate Loans
           -----------------
of any Class, 0.0%; (b) with respect to Eurodollar Loans that are Revolving Credit Loans, 0.40% per annum; and (c) with respect to Eurodollar Loans that are Term Loans, 0.50% per annum.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the
                                                  ----
Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement and the
           ---------------
Notes.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Credit" shall mean Capital Credit Reinsurance Company, Ltd.,
           --------------
a Bermuda domiciled insurance company and, on the date hereof, Wholly-Owned Subsidiary of the Company.


                               Credit Agreement
                               ----------------

          "Capital Expenditures" shall mean, for any period, expenditures
           --------------------
(including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Capital Mortgage" shall mean Capital Mortgage Reinsurance Company, a
           ----------------
New York domiciled reinsurance company and, on the date hereof, Wholly-Owned Subsidiary of the Company.

          "Capital Mortgage Bermuda" shall mean Capital Mortgage Reinsurance
           ------------------------
Company (Bermuda), Ltd., a Bermuda domiciled reinsurance company and, on the date hereof, Wholly-Owned Subsidiary of the Company.

          "Change in Control" shall mean, with respect to the Company, the
           -----------------
occurrence of a state of facts where (a) any one Person, together with its Subsidiaries and Affiliates, or any "group" (within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) acting together as a group (whether pursuant to a shareholders agreement, partnership or joint venture agreement or otherwise), other than the Existing Institutional Holders, shall own (beneficially or otherwise) 20% or more of the Voting Stock of the Company or (b) the Company is or would be required to register itself as a member of an insurance holding company system under Section 495 of the Maryland Insurance Code, or (c) the Company is or would be required under
Section 494A of the Maryland Insurance Code to notify the Maryland Insurance Commissioner of a Person that controls or has acquired control of the Company, or (d) a Person has filed under Section 494 or 494A of the Maryland Insurance Code to obtain the prior approval of the Maryland Insurance Commissioner to acquire control of the Company and such approval has been obtained; provided
                                                                    --------
that a Change in Control shall not exist as a result of any action or state of facts referred to in clauses (b), (c) or (d) above occurring or existing prior to the date hereof.


                               Credit Agreement
                               ----------------

          "Chase" shall mean The Chase Manhattan Bank, a New York state
           -----
chartered banking corporation.

          "Class" shall have the meaning assigned to such term in Section 1.03
           -----
hereof.

          "Closing Date" shall mean the date upon which the initial Loans
           ------------
hereunder are made.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Commitment" shall mean, as to each Bank, the obligation of such Bank
           ----------
to make Loans in an aggregate amount not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.03 hereof).

          "Commitment Termination Date" shall mean August 19, 1997, as extended
           ---------------------------
pursuant to Section 2.08 hereof.

          "Computation Date" shall have the meaning in Section 8.09 hereof.
           ----------------

          "Consent Date" shall have the meaning assigned to such term in Section
           ------------
2.08 hereof.

          "Continue", "Continuation" and "Continued" shall refer, in the case of
           --------    ------------       ---------
a Term Loan, to the continuation pursuant to Section 2.09 hereof of such Term Loan as a Eurodollar Loan from one Interest Period to another.

          "Convert", "Conversion" and "Converted" shall refer, in the case of
           -------    ----------       ---------
any Loan, to the conversion pursuant to Section 2.09 hereof of one Type of such Loan into another Type.

          "CRC" shall mean Capital Reinsurance Company, a Maryland domiciled
           ---
reinsurance company and, on the date hereof, a Wholly-Owned Subsidiary of the Company.

          "CRLLC Preferred Securities" shall mean the Company obligated
           --------------------------
mandatorily redeemable preferred securities of Capital Re LLC, a limited life company organized under the laws of the Turks and Caicos Islands, outstanding on the date hereof.

          "Debentures" shall mean the 7.75% Debentures due 2002 issued by the
           ----------
Company pursuant to the Indenture in the aggregate principal amount of $75,000,000.


                               Credit Agreement
                               ----------------

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "EBIT" shall mean, for any period, for the Company and its
           ----
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of income before provision for income taxes for such period plus Interest Expense for such period minus net realized gains (or,
            ----                                  -----
in the case of net realized losses, plus the amount of such losses) for such
                                    ----
period.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent to be equal to the rate per annum reported on display screen designated Page 3750 on Telerate Access Service (or such other display screen as may replace Page 3750 on Telerate Access Service) at approximately 11:00 a.m. (London time) (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for Dollar deposits in the London interbank market having a term comparable to such Interest Period. If Telerate Access Service is not available on such second Business Day prior to the commencement of an Interest Period, the Eurodollar Base Rate for such Interest Period shall equal the

                               Credit Agreement
                               ----------------
rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by Chase at approximately 11:00 a.m. (London time) (or as soon thereafter as practicable) on the date that two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Eurodollar Loan for such Interest Period divided by (b) the sum of (i) 1 minus (ii) the Reserve Requirement for
       ----------                      -----
such Eurodollar Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 9 hereof.

          "Existing Commitment Termination Date" shall have the meaning assigned
           ------------------------------------
to such term in Section 2.08 hereof.

          "Existing Institutional Holder" shall mean Minnesota Power & Light
           -----------------------------
Company, Constellation Investments, Inc., J.P. Morgan & Co., and their respective Subsidiaries and Affiliates.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as reasonably determined by the Administrative Agent.

          "Fitch" shall mean Fitch Investors Service, L.P., or any successor
           -----
thereto.


                               Credit Agreement
                               ----------------

          "Funded Debt" shall mean Indebtedness of the Company and its
           -----------
Subsidiaries which by its terms becomes payable more than one year from the date of origination thereof or which is renewable at the option of the Company or any of its Subsidiaries beyond one year from the date of such origination.

          "GAAP" shall mean the generally accepted accounting principles which,
           ----
in accordance with Section 1.02(a) hereof, are to be used in preparing financial statements on the basis of which are to be made the calculations for purposes of determining compliance with the financial covenants in this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business; provided that the term Guarantee shall not include (i) any
                    --------
financial guaranty insurance, credit insurance, mortgage insurance or residual value insurance (or any reinsurance of the same), or similar or related products, issued by any Insurance Subsidiary in the ordinary course of its business or (ii) guarantees issued by the Company to support insurance products referred to in clause (i) above. The terms "Guarantee" and "Guaranteed" used as
                                             ---------       ----------
a verb shall have a correlative meaning.

          "Indebtedness" shall mean, for any Person:  (a) obligations created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) all Redeemable Preferred Stock issued by such Person; (c) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;


                               Credit Agreement
                               ----------------

(d) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (e) obligations (contingent or otherwise) of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(f) Capital Lease Obligations of such Person; and (g) Guarantees by such Person of Indebtedness of others; provided that the term Indebtedness shall not include
                           --------
(i) insurance policies, guarantees and other instruments issued or sold in the ordinary course of the insurance business of any Insurance Subsidiary, (ii) liabilities or obligations arising in the ordinary course of the investment activities of any Insurance Subsidiary that have a maturity of 90 days or less,
(iii) obligations in respect of letters of credit issued for account of any Insurance Subsidiary as part of a reinsurance arrangement consistent with industry practices and in the ordinary course of business and (iv) accrued profit commissions.

          "Indenture" shall mean the Indenture dated as of November 1, 1992,
           ---------
between the Company and Morgan Guaranty Trust Company of New York, as in effect on the date hereof providing for the issuance of the Debentures.

          "Insurance Subsidiaries" shall mean CRC, Capital Mortgage, Capital
           ----------------------
Mortgage Bermuda and Capital Credit and any other Subsidiary of the Company that is licensed to do an insurance business by an Applicable Insurance Regulatory Authority.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of (a)
           -----------------------
EBIT for such period to (b) Interest Expense for such period.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus
                                      ----                                 -----
the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean (a) with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Loan is made or Converted from a Base Rate Loan or, in the case of a Term Loan, the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company


                               Credit Agreement
                               ----------------
may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and (b) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made or Converted from a Eurodollar Loan or, in the case of a Term Loan, the last day of the next preceding Interest Period for such Base Rate Loan and ending on (i) the earlier of the first Quarterly Date thereafter or the Commitment Termination Date (in the case of a Revolving Credit Loan) or (ii) the next Principal Payment Date (in the case of a Term Loan). Notwithstanding the foregoing: (i) the Company may not select any Interest Period for any Revolving Credit Loan that ends after the Commitment Termination Date; (ii) no Interest Period for any Series of Term Loans may commence before and end after any Principal Payment Date for such Series of Term Loans unless, after giving effect thereto, the aggregate principal amount of Term Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of such Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business)


                               Credit Agreement
                               ----------------
and (without duplication) the entering into of any commitment to deposit funds with, advance or lend funds to or otherwise extend credit to such Person; (c) the entering into of any Guarantee of Indebtedness of any other Person; or (d) the entering into of any Interest Rate Protection Agreement; provided that the term "Investment" shall not include (i) the ownership interest of the Company and its Subsidiaries in the equity of any Subsidiary of the Company or (ii) any capital contribution or loan by the Company or by any Wholly Owned Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans and the Term Loans.
           -----

          "Majority Banks" shall mean Banks having more than 50% of the
           --------------
aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Subsidiary" shall mean all Subsidiaries of the Company other
           -------------------
than Credit Re Corporation, Capital Credit, Capital Re Management Corporation and Capital Title Reinsurance Company.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor
           -------
thereto.


                               Credit Agreement
                               ----------------

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Worth" shall mean, as at any date, the sum, for the Company and
           ---------
its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a) the amount of capital stock (other than any Redeemable Preferred Stock), plus
             ----

          (b) the amount of additional paid-in capital and retained earnings (or, in the case of a retained earnings deficit, minus the amount of such
                                                      -----
     deficit), minus
               -----

          (c) the amount of net unrealized gain on fixed maturity securities available for sale (or, in the case of a net unrealized loss, plus the
                                                                   ----
     amount of such loss).

          "Notes" shall mean the Revolving Credit Notes and the Term Loan Notes.
           -----

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to
                                   ----
time (provided that, if the amount so in default is principal of a Loan and the
      --------
due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last


                               Credit Agreement
                               ----------------
day of such Interest Period, the greater of (i) 2% plus the interest rate for
                                                   ----
such Loan as provided in Section 3.02(b) hereof or (ii) 2% plus the Base Rate as
                                                           ----
in effect from time to time and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the date hereof at 270 Park Avenue, New York, New York 10017.

          "Principal Payment Date" shall have the meaning assigned to such term
           ----------------------
in Section 3.01(b) hereof.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of each March,
           ---------------
June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

          "Rating" shall mean, with respect to any Insurance Subsidiary, the
           ------
claims-paying rating for such Insurance Subsidiary assigned by Moody's or S&P.


          "Redeemable Preferred Stock" shall mean, for any Person, all preferred
           --------------------------
or preference stock issued by such Person that is by its terms mandatorily redeemable, or is redeemable at the option of the holder, within 20 years of its date of issuance.

          "Regulation A", "Regulation D", "Regulation U" and "Regulation X"
           ------------    ------------    ------------       ------------
shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change
           -----------------
after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of


                               Credit Agreement
                               ----------------
law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes the Loans.

          "Restricted Payment" shall mean dividends (in cash, Property or
           ------------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding
(i) dividends payable solely in shares of common stock of the Company and (ii) cash payments made pursuant to the Company's Performance Share Plan (Effective July 1, 1996), as amended from time to time, or any similar employee compensation plan.

          "Revolving Credit Loans" shall mean the loans provided for by Section
           ----------------------
2.01(a) hereof.

          "Revolving Credit Notes" shall mean the promissory notes provided for
           ----------------------
by Section 2.06(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "SEC ICA Regulations" shall mean the Regulations issued by the
           -------------------
Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as in effect on the date hereof.



                               Credit Agreement
                               ----------------

          "Series" shall have the meaning assigned to such term in Section 1.03
           ------
hereof.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The
           ---
McGraw Hill Companies, Inc., or any successor thereto.

          "Statutory Statement" shall mean, as to any Insurance Subsidiary, a
           -------------------
statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the particular time in question directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tangible Net Worth" shall mean, as at any date, the sum for the
           ------------------
Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  Net Worth, minus
                          -----

          (b) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at Net Worth): cost of treasury shares and the book value of all assets which should be classified as intangibles but in any event including goodwill, minority interests, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, deferred acquisition costs and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1995.

          "Term Loan Notes" shall mean the promissory notes provided for by
           ---------------
Section 2.06(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as


                               Credit Agreement
                               ----------------
the same shall be modified and supplemented and in effect from time to time.

          "Term Loans" shall mean the loans provided for by Section 2.01(b)
           ----------
hereof.

          "Total Capitalization" shall mean the sum of (a) Funded Debt, (b) the
           --------------------
CRLLC Preferred Securities and (c) Net Worth.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Voting Stock" shall mean, at any date, the capital stock of any class
           ------------
or classes of a corporation having general voting power under ordinary circumstances to elect the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock or other securities of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
Subsidiary of such Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) of which are owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

               1.02  Accounting Terms and Determinations.
                     -----------------------------------

          (a) Except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared and (iii) all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made in accordance with or by application of generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the most recent financial statements furnished to the Banks hereunder (or, prior to the delivery of the first financial statements under Section 8.01 hereof, the financial statements as at December 31, 1995 referred to in Section 7.02 hereof) unless (x) the Company shall notify the Banks of its objection thereto at the time of delivery of any financial statements pursuant to Section 8.01 hereof or
(y) the Majority Banks shall notify the Company (through the


                               Credit Agreement
                               ----------------

Administrative Agent) of their objection within 30 days after the delivery of any such financial statements, in either of which events such interpretations, statements, certificates, reports and calculations shall be made in accordance with, or by application of, generally accepted accounting principles or statutory accounting practices, as the case may be, on a basis consistent with those used in the preparation of the most recent financial statements as to which no such objection shall have been made (or, prior to the delivery of the first financial statements under Section 8.01 hereof, the financial statements as at December 31, 1995 referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) an identification of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) within five Business Days of the request of the Administrative Agent, reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) The Company will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  Classes; Series; Types.  Loans hereunder are distinguished by
                ----------------------
"Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which constitutes, respectively, a "Class" of Loan. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a "Type" of Loan. Loans are also distinguished by "Series". The Loans of any one Class made on the occasion of any borrowing constitute a "Series" of Loans.

          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.01  Loans.
                -----

          (a)  Revolving Credit Loans.  Each Bank severally agrees, on the terms
               ----------------------
and conditions of this Agreement, at the request of the Company, to make revolving credit loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an


                               Credit Agreement
                               ----------------
aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time (each such revolving credit loan being herein called a "Revolving Credit Loan" and
                                                  ---------------------
collectively the  "Revolving Credit Loans"); provided that in no event shall the
                   ----------------------
aggregate unpaid principal amount of all Revolving Credit Loans, together with the aggregate unpaid principal amount of all Term Loans, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments.

          (b)  Term Loans.  Each Bank severally agrees, on the terms and
               ----------
conditions of this Agreement, at the request of the Company, to make, on the maturity of any Revolving Credit Loan made by such Bank, a term loan (each such term loan being herein called a "Term Loan" and collectively the "Term Loans")
                                 ---------                        ----------
to the Company in Dollars in a principal amount up to but not exceeding the unpaid principal balance of such Revolving Credit Loan, the proceeds of which Term Loan shall be applied (and the Company hereby authorizes and instructs such Bank to apply such proceeds) to refinance, in whole or in part, the unpaid principal balance of such Revolving Credit Loan; provided that the Banks shall not be obligated to make any Series of Term Loans unless the aggregate principal amount of such Term Loans is equal to $5,000,000 or an integral multiple of $500,000 in excess thereof.

          (c)  Limit on Revolving Credit Loans.  No more than five separate
               -------------------------------
Revolving Credit Loans from each Bank may be outstanding at any one time.

          2.02  Borrowings.  The Company shall give the Administrative Agent
                ----------
(which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 2:00 p.m. New York time on the date specified for each borrowing of Revolving Credit Loans hereunder, each Bank shall make available the amount of the Revolving Credit Loan to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent, in Dollars and immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available by the Administrative Agent to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.



                               Credit Agreement
                               ----------------

          2.03  Changes in Aggregate Amount of Commitments.
                ------------------------------------------

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b) The Company shall have the right at any time or from time to time to terminate in whole, or to reduce in part, the aggregate unused amount of the Commitments; provided that (x) the Company shall give notice of each such
             --------
termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an integral multiple of $1,000,000.

          (c) The Commitments, once terminated or reduced, may not be reinstated.

          2.04  Commitment Fee.  The Company shall pay to the Administrative
                --------------
Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment (for which purpose the aggregate unpaid principal amount of the Revolving Credit Loans and Term Loans outstanding shall be deemed to constitute a use of the Commitments), for the period from and including the date of this Agreement to but not including the earlier of the Commitment Termination Date and the date such Commitment is otherwise terminated, at a rate per annum equal to 1/8 of 1%. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the Commitment Termination Date and the date the Commitment is otherwise terminated, as the case may be.

          2.05  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.06  Notes.
                -----

          (a) The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note of the Company


                               Credit Agreement
                               ----------------
substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) Each Term Loan made by each Bank shall be evidenced by a separate promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date of such Term Loan, payable to such Bank in a principal amount equal to the amount of such Term Loan and otherwise duly completed.

          (c) The date, amount, interest rate and duration of Interest Period of each Revolving Credit Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Revolving Credit Note evidencing the Revolving Credit Loans held by it, endorsed by such Bank on the schedule attached to such Revolving Credit Note or any continuation thereof; provided
                                                                    --------
that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Revolving Credit Note in respect of the Revolving Credit Loans evidenced by such Revolving Credit Note.

          (d) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section 11.06(b) hereof.

          2.07  Optional Prepayments of Loans.  Subject to Section 4.04 hereof,
                -----------------------------
the Company shall have the right to prepay any Series of Revolving Credit Loans or any Series of Term Loans, in whole at any time or in part from time to time,

provided that:
--------

          (a) the Company shall give the Administrative Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the prepayment date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

          (b) the Company shall simultaneously pay interest on any principal so prepaid accrued to the date of such prepayment;

          (c) if any Eurodollar Loan is prepaid on any day other than the last day of the Interest Period therefor, the


                               Credit Agreement
                               ----------------

     Company shall simultaneously pay any amounts required by Section 5.04 hereof in respect of such prepayment; and

          (d) prepayments of any Series of Term Loans shall be in minimum amounts of $1,000,000 and shall be applied ratably to the outstanding installments of such Series of Term Loans.

          2.08  Extension of Commitment Termination Date.  The Company may, by
                ----------------------------------------
notice to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Banks) not more than 90 days, nor fewer than 60 days, prior to the Commitment Termination Date then in effect hereunder (the "Existing
                                                               --------
Commitment Termination Date"), request that the Banks extend the Commitment
---------------------------
Termination Date for an additional 360 day period. If each Bank, acting in its sole discretion, by notice to the Company and Administrative Agent given on the date (and only on the date) 30 days prior to the Existing Commitment Termination Date (provided, if such date is not a Business Day, then such notice date shall by the next succeeding Business Day) (the "Consent Date"), agrees to such
                                           ------------
request, then effective as of the Existing Commitment Termination Date, the Commitment Termination Date shall be extended to the date falling 360 days after the Consent Date (provided, if such date is not a Business Day, then such Commitment Termination Date as so extended shall be the next preceding Business
Day); provided that such extension shall not be effective unless (i) no Default shall have occurred and be continuing on the date of the notice requesting such extension or on the Existing Commitment Termination Date and (ii) each of the representations and warranties of the Company in Section 7 hereof shall be true and correct on and as of each of the date of such notice and the Existing Commitment Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          2.09 Conversion or Continuations of Loans.  Subject to Section 4.04
               ------------------------------------
hereof, the Company shall have the right to Convert Loans of one Type into Loans of another Type or to Continue Term Loans of one Type as Term Loans of the same Type at any time or from time to time; provided that (a) the Company shall give
                                       --------
the Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.05 hereof; (b) if Eurodollar Loans are Converted into Base Rate Loans on any day other than the last day of the Interest Period therefor, the Company shall simultaneously pay any amounts required by Section 5.04 hereof in respect of such Conversion; and (c) the Company shall simultaneously pay interest on the principal of any Loan Converted from a Loan of one Type to a Loan of another Type accrued to the date of such Conversion.



                               Credit Agreement
                               ----------------

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the outstanding principal amount of each of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the last day of the Interest Period therefor.

          (b) The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal amount of each Series of Term Loans in sixteen equal consecutive quarterly installments commencing on the date three months after the date of the making of such Series of Term Loans and thereafter on the quarterly anniversary dates of the date of the making of such Series of Term Loans (each a "Principal Payment Date"); provided that, if the
                              ----------------------
date of the making of such Series of Term Loans is the last Business Day of a calendar month (or on any day for which there is no numerically corresponding date in the appropriate subsequent calendar month) the payment date shall be the last Business Day of the appropriate subsequent calendar month; and provided that, if any Principal Payment Date would fall on a day other than a Business Day, such Principal Payment Date shall be the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

          3.02  Interest.  The Company hereby promises to pay to the
                --------
Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, for each Interest Period relating thereto, the Base Rate for such Loan; and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin;
                          ----

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether


                               Credit Agreement
                               ----------------
at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (ii) upon the payment or prepayment or Conversion thereof (but only on the principal amount so paid or prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Banks for whose account such interest is payable. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent with Chase at the Principal Office, not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent).

          (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied, in which case such payment shall be, subject to Section 4.02 hereof, so applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, such payment shall be, subject to said
Section 4.02, applied in payment of amounts due under this Agreement or any


                               Credit Agreement
                               ----------------

Note in such manner as is determined to be appropriate by the Majority Banks or, if the Majority Banks fail to advise the Administrative Agent of their determination promptly following a request from the Administrative Agent for such a determination, by the Administrative Agent).

          (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein:

          (a) the making, Conversion and Continuation of Loans of a particular Class, Series and Type shall be made pro rata among the Banks according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans of such Class, Series and Type (in the case of Conversions and Continuations); and the then current Interest Period of Loans of a particular Class, Series and Type shall be coterminous;

          (b) each payment or prepayment of principal of Loans of a particular Class, Series and Type shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class, Series and Type held by the Banks;

          (c) each payment of interest on Loans of a particular Class, Series and Type shall be made for account of the Banks pro rata in accordance with the amounts of interest on Loans of such Class and Series then due and payable to the respective Banks; and

          (d) each payment of commitment fee under Section 2.04 hereof shall be made, and each termination or reduction of the amount of the Commitments shall be applied to the Commitments of the Banks, pro rata according to the respective amounts of the Commitments of the Banks.



                               Credit Agreement
                               ----------------

          4.03  Computations.  Interest on Eurodollar Loans, Base Rate Loans for
                ------------
which the Base Rate is being calculated by reference to the Federal Funds Rate and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable; and interest on Base Rate Loans (other than Base Rate Loans for which the Base Rate is being calculated by reference to the Federal Funds Rate) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04  Minimum Amounts.  Each borrowing, Conversion and partial
                ---------------
prepayment of principal of Revolving Credit Loans shall be in an aggregate amount equal to $2,500,000 or any integral multiple of $500,000 in excess thereof. Each borrowing, or Conversion of Term Loans shall be in an aggregate amount equal to $5,000,000 or any integral multiple of $500,000 in excess thereof, and each partial prepayment of the principal of any Series of Term Loans shall be in an aggregate amount at least equal to $1,000,000.

          4.05  Certain Notices.  Notices by the Company to the Administrative
                ---------------
Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 1:00 New York time on (in the case of Base Rate Loans), the same day as, and on (in the case of Eurodollar Loans and termination or reduction of Commitments) the date that is three Business Days prior to, the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period.

          Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class, Series and Type of Loans to be borrowed or prepaid, the amount (subject to Section 4.04 hereof) of each Loan to be borrowed, Converted, Continued or prepaid, the date of borrowing Conversion, Continuation or optional prepayment (which shall be a Business Day), and the duration of the Interest Period for such Loan. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the duration of any Interest Period for any Term Loan that is a Eurodollar Loan, within the time period and


                               Credit Agreement
                               ----------------
otherwise as provided in this Section 4.05, such Eurodollar Loan shall automatically convert to a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                ------------------------------------------------
Administrative Agent shall have been notified by a Bank or the Company (the

"Payor") prior to the date on which the Payor is to make payment to the
------
Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if the recipient(s) shall
                                     --------
fail to return, and the Payor shall fail to make, the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment (but without duplication) as follows:

          (a) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and

          (b) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required



                               Credit Agreement
                               ----------------

     Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Administrative Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  Sharing of Payments, Etc.
                -------------------------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly thereafter notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect
         --------
the validity thereof.

          (b) If any Bank shall obtain payment of any principal of or interest on any Loan of a particular Class and Series owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than through the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class and Series or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class and Series or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class and Series or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.



                               Credit Agreement
                               ----------------

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                   ----------
Costs"), resulting from any Regulatory Change that:
-----

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof), or any commitment of


                               Credit Agreement
                               ----------------
     such Bank hereunder (including, without limitation, the Commitment of such Bank); or

        (iii) imposes any other condition affecting this Agreement or its Notes or its Commitment.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the Loans theretofore made by such Bank shall bear interest at the Base Rate from the last day of the then current Interest Period for such Loans).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix
A)), of capital in respect of its Commitment(s) or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of


                               Credit Agreement
                               ----------------
return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basel Accord" shall mean the proposals for risk-based
                          ------------
capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph
(a) or (c) of this Section 5.01 as promptly as practicable; provided that the Company shall not be required to pay any amounts under this Section 5.01 to the extent the amount requested to be paid is allocable to a period or date prior to the date which is 45 days before the date of such notice by such Bank to the Company. Each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole good faith opinion of such Bank, be disadvantageous to such Bank. Each Bank will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph
(a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such
                                                        --------
determinations and allocations are made on a reasonable basis and are not manifestly in error.

          5.02  Limitation on Loans.  Anything herein to the contrary
                -------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant Dollar deposits referred to in the definition of "Eurodollar Base Rate" in Section
     1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or



                               Credit Agreement
                               ----------------

     (b) if the Majority Banks in good faith determine, which determination shall otherwise be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and, on the last day(s) of the then current Interest Period(s) for the outstanding Term Loans, such Term Loans will bear interest at the Base Rate until such condition no longer remains in effect.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and, in the case that it has become unlawful for such Bank to make Loans, such Bank's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Bank may again make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans and, in the case that it has become unlawful for such Bank to maintain Loans, its outstanding Eurodollar Loans shall bear interest at the Base Rate from the date such Bank may specify to the Company with a copy to the Administrative Agent until it shall no longer be unlawful for such Bank to maintain its Eurodollar Loans hereunder.

          5.04  Compensation.  The Company shall pay to the Administrative Agent
                ------------
for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of an Interest Period for such Eurodollar Loan;


                               Credit Agreement
                               ----------------

          (b) any failure by the Company (whether by reason of the Company's election not to proceed or the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given under Section 2.02 hereof.

          Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess (if any) of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed, for the period from the date of such payment, prepayment, or failure to borrow, to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein, less the Applicable Margin for such Loan, over (ii) the amount of interest that
                                          ----
otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid on the date of such payment, prepayment or failure to borrow in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.05  U.S. Taxes.
                ----------

          (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the
                                                          --------
foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to a Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable



                               Credit Agreement
                               ----------------
     certification, information, documentation or other reporting requirements if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.05(a), (w) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or
                                  -----------
resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any
                                                ----------
present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.06  Fair Allocation; Substitution of Banks.
                --------------------------------------

          (a) Anything herein to the contrary notwithstanding, any determination by any Bank of any amounts payable by the Company under Section
5.01 shall be based upon a fair and equitable allocation by such Bank of the particular overall cost or loss among all its similarly situated borrowers relative to such Bank, and the Company shall not be obligated to compensate any Bank for any costs that would not have been incurred by such Bank but for its gross negligence or wilful misconduct.

          (b) Provided that no Default shall have occurred and be continuing, the Company may, at any time, replace any Bank that has requested compensation from the Company pursuant to Section 5.01 hereof or whose obligation to make additional Loans has been suspended pursuant to Section 5.03 hereof or that is


                               Credit Agreement
                               ----------------
entitled to payment of additional amounts under Section 5.05 hereof (any such Bank being herein called an "Affected Bank"), by giving not less than ten
                             -------------
Business Days' prior notice to the Administrative Agent (which shall promptly notify such Affected Bank and each other Bank), that it intends to replace such Affected Bank with one or more banks (including, but not limited to, any other Bank under this Agreement) selected by the Company and acceptable to the Administrative Agent (which shall not unreasonably withhold its consent). The method (whether by assignment or otherwise) of and documentation for such replacement shall be acceptable to the Affected Bank, the other Banks and the Administrative Agent (which shall not unreasonably withhold their consent and shall cooperate with the Company in effecting such replacement). Upon the effective date of any replacement under this Section 5.06 (and as a condition thereto), the Company shall, or shall cause the replacement bank(s) to, pay to the Affected Bank being replaced any amounts owing to such Affected Bank hereunder (including, without limitation, interest, commitment fees, compensation and additional amounts under this Section 5, in each case accrued to the effective date of such replacement), whereupon each replacement bank shall become a "Bank" for all purposes of this Agreement having a Commitment in the amount of such Affected Bank's Commitment assumed by it, and such Commitment of the Affected Bank being replaced shall be terminated upon such effective date and all of such Affected Bank's rights and obligations under this Agreement shall terminate (provided that the obligations of the Company under Sections 5.01, 5.04, 5.05 and 11.03 hereof to such Affected Bank shall survive such replacement as provided in Section 11.07 hereof).

          Section 6.  Conditions Precedent.
                      --------------------

          6.01  Initial Loan.  The obligation of any Bank to make its initial
                ------------
Loan hereunder is subject to the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

          (a)  Corporate Documents.  The following documents, each certified as
               -------------------
     indicated below:

               (i) a copy of the charters, as amended and in effect, of the Company and of each Subsidiary certified as of a recent date by the Secretary of State of the State of its incorporation or by its Applicable Insurance Regulatory Authority, as the case may be, and a certificate from such respective State authorities dated as of a recent date as to the good standing of


                               Credit Agreement
                               ----------------
          and charter documents filed by the Company and by such Subsidiary;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company and of each Subsidiary as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Basic Documents and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charters of the Company and the Subsidiaries have not been amended since the date of the certification thereto furnished pursuant to subparagraph (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing the Basic Documents and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company); and

             (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

          (b)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
     Company, dated the Closing Date, to the effect set forth in the first sentence of Section 6.03 hereof.

          (c)  Opinions of Counsel to the Company.  Opinions, dated the Closing
               ----------------------------------
     Date, of Alan S. Roseman, General Counsel of the Company, substantially in the form of Exhibit B-1 hereto and of Hogan & Hartson, special counsel to the Company, substantially in the form of Exhibit B-2 hereto, and in each case covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs each such counsel to deliver such opinions to the Banks and the Administrative Agent).

          (d)  Opinion of Special New York Counsel to Chase.  An opinion, dated
               --------------------------------------------
     the Closing Date, of Milbank, Tweed, Hadley &


                               Credit Agreement
                               ----------------

     McCloy, special New York counsel to Chase, substantially in the form of Exhibit C hereto.

          (e)  Notes.  The Revolving Credit Notes, duly completed and executed.
               -----

          (f)  Tax Sharing Agreements.  True, correct and complete copies of all
               ----------------------
     tax sharing agreements (if any) to which the Company or any of its Subsidiaries is a party, which agreements must be in form and substance satisfactory to the Banks.

          (g)  Capital Contribution Agreements.  A true, correct and complete
               -------------------------------
     copy of all agreements (if any) of the Company under which the Company is obligated to make capital contributions to any of its Insurance Subsidiaries, which agreements must be in form and substance satisfactory to the Banks.

          (h) Indenture.  A true, correct and complete copy of the Indenture,
              ---------
     which shall be in form and substance satisfactory to the Banks.

          (i) Ratings.  Evidence that the Rating of CRC by S&P shall be at least
              -------
     AA+ and of Capital Mortgage shall be at least AA-.

          (j)  Other Documents.  Such other documents as the Administrative
               ---------------
     Agent or any Bank or special New York counsel to Chase may reasonably request.

          6.02  Term Loans.
                ----------

          The obligation of the Banks to make any Term Loans to the Company hereunder on the occasion of the borrowing of any Series of Term Loans is subject to the further condition precedent that the Company shall have delivered to the Administrative Agent the Term Loan Notes evidencing such Series of Term Loans.

          6.03  Initial and Subsequent Loans.
                ----------------------------

          The obligation of any Bank to make any Loan to the Company upon the occasion of any borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:


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                               ----------------

          (a)  no Default shall have occurred and be continuing; and

          (b) the representations and warranties made by the Company in Section 7 hereof, and in each of the other Basic Documents, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Administrative Agent and the Banks that:

          7.01  Corporate Existence.  Each of the Company and its Subsidiaries:
                -------------------
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could, either individually or in the aggregate, have a Material Adverse Effect.

          7.02  Financial Condition.
                -------------------

          (a) The Company has heretofore furnished to each of the Banks consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Ernst & Young L.L.P, and the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at March 31, 1996 and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and its


                               Credit Agreement
                               ----------------

Subsidiaries for the three-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Company and of each of its Subsidiaries, as at said dates and the consolidated results of their operations, and (in the case of said consolidating statements) the respective unconsolidated results of operations of the Company and of each of its Subsidiaries, for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements (or in the notes thereto) as at said dates. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations or business of the Company and its Subsidiaries taken as a whole from that set forth in said financial statements as at said date.

          (b) The Company has heretofore furnished to each of the Banks the annual and quarterly Statutory Statements of each of its Insurance Subsidiaries for the fiscal year ended December 31, 1995 and for the quarterly fiscal period ended March 31, 1996 as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly, in all material respects, the financial condition of each Insurance Subsidiary, respectively, as at the respective dates thereof and its results of operations through fiscal year ended on December 31, 1995 and the quarterly fiscal period ended March 31, 1996, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

          7.03  Litigation.  Except as disclosed in Schedule III hereto, there
                ----------
are no legal or arbitration proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

          7.04  No Breach.  None of the execution and delivery of this Agreement
                ---------
and the Notes and the other Basic Documents, the


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                               ----------------
consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05  Action.  The Company has all necessary corporate power,
                ------
authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents; the execution, delivery and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes and the other Basic Documents when executed and delivered (in the case of the Notes, for value) will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          7.06  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Basic Documents or for the legality, validity or enforceability hereof or thereof.

          7.07  Margin Stock.  Not more than 25% of the value (as determined by
                ------------
any reasonable method) of the Properties of the Company and its Subsidiaries (including, without limitation, common stock of the Company held in treasury) subject to the provisions of Section 8.05 or 8.06 hereof is represented by Margin Stock.

          7.08  ERISA.  Each Plan, and, to the knowledge of the Company, each
                -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(g) hereof.

          7.09  Taxes.  The Company and its Subsidiaries are members of an
                -----
affiliated group of corporations filing


                               Credit Agreement
                               ----------------
consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          7.10  Investment Company Act.  Neither the Company nor any of its
                ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Material Agreements and Liens.
                -----------------------------

          (a) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, securities purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness of the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          7.13  Environmental Matters.  There have been no environmental
                ---------------------
investigations, studies, audits, tests, reviews or

                               Credit Agreement
                               ----------------
other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

          7.14  Capitalization.  The authorized capital stock of the Company
                --------------
consists, on the date hereof, of (a) an aggregate of 75,000,000 shares of common stock, par value $0.01 per share, of which 15,728,480 shares were duly and validly issued and outstanding as at June 30, 1996 (and 189,700 shares of which were held in treasury), each of which shares is fully paid and nonassessable, and (b) an aggregate of 25,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding or issued. As of the date hereof, except for the Company's compensation plans referred to in Note 15 to its consolidated financial statements referred to in Section 7.02(a) hereof and for the Company's Performance Share Plan (Effective July 1, 1996), (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          7.15  Subsidiaries, Etc.
                ------------------

          (a) Set forth in Schedule II hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, as of the date of this Agreement (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) None of the Subsidiaries of the Company is, on the date of this Agreement, subject to any indenture, agreement,

                               Credit Agreement
                               ----------------
instrument or other arrangement of the type described in Section 8.18 hereof.

          7.16  True and Complete Disclosure.  The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not, as of the date hereof, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the Company's knowledge, there is no fact peculiar to the Company or any of its Subsidiaries (in contrast to information of a general economic or industry nature) that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01  Financial Statements; Information; Etc.  The Company shall
                --------------------------------------
deliver to each of the Banks:

          (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period (except, in the case of the balance sheets, to the last day of) in the preceding fiscal year (it

                               Credit Agreement
                               ----------------
     being understood that delivery to the Banks of the Company's Report on Form 10-Q filed with the Securities and Exchange Commission shall satisfy the financial statement delivery requirements of this Section 8.01(a) so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this
     Section 8.01(a)), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year (it being understood that delivery to the Banks of the Company's Report on Form 10-K filed with the Securities and Exchange Commission shall satisfy the financial statement delivery requirements of this Section 8.01(b) so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this Section 8.01(b)), and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants addressed to the Banks stating that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company had failed to comply with any of its obligations under Sections 8.05 to 8.10 (inclusive) or that any Default specified in paragraph (b) or (e) to (j), inclusive, of Section 9 hereof had occurred, except as specifically stated;

          (c) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within

                               Credit Agreement
                               ----------------

     55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company the quarterly Statutory Statement of each Insurance Subsidiary for such fiscal period, together with a certificate of a senior financial officer of the Company stating that such Statutory Statement fairly presents, in all material respects, the financial condition of each Insurance Subsidiary, respectively, for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority.

          (d) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 55 days after the end of each fiscal year of the Company the annual Statutory Statement of each Insurance Subsidiary for such year, together with a certificate of a senior financial officer of the Company stating that such annual Statutory Statement fairly presents, in all material respects, the financial condition of each Insurance Subsidiary, respectively, for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority.

          (e) promptly upon their becoming available, copies of all registration statements (other than those on Form S-8) and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued

                               Credit Agreement
                               ----------------
          thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided
                                                                      --------
          that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

              (vi)  the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                               Credit Agreement
                               ----------------

          (h) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default specifying that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, consolidating financial statements, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.05(vii), 8.06(h), 8.06(i), 8.07(f), 8.09, 8.10 and 8.12(a) hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02  Litigation.  The Company will promptly give to each Bank notice
                ----------
of all legal or arbitration proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, could not reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect.

          8.03  Existence, Etc.  The Company will, and will cause each of its
                ---------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 8.03 shall prohibit any transaction expressly permitted by Section
     8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected, either

                               Credit Agreement
                               ----------------
     individually or in the aggregate, to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

          (d) maintain all of its Properties material to its business in reasonably adequate working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

          8.04  Insurance.  The Company will, and will cause each of its
                ---------
Subsidiaries to, (a) keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations and (b) furnish to each Bank, upon written request, full information as to the insurance carried.

          8.05  Prohibition of Fundamental Changes.  The Company will not, and
                ----------------------------------
will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its Property, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that (i) the

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                               ----------------

Company and its Subsidiaries may make sales of personal Property in the ordinary course of business, (ii) the Company and its Subsidiaries may, in the ordinary course of business, sell equipment which is uneconomic or obsolete, (iii) Capital Expenditures may be made to the extent permitted by Section 8.11 hereof,
(iv) each of the Company and its Subsidiaries may in the ordinary course of business purchase, dispose of, transfer and otherwise manage Property in its investment portfolio, (v) the Company or any of its Subsidiaries may purchase or otherwise acquire all or any portion of the Property of any Person (other than the Company) or acquire such Person by merger so long as (x) no Default has occurred and is continuing or would occur after giving effect thereto, (y) such purchase, acquisition or merger shall not result in any downgrading of CRC's Rating assigned by Moody's or S&P from that in effect immediately prior to such purchase, acquisition or merger and (z) the Company shall deliver to the Administrative Agent such documents, certificates or other information as the Administrative Agent may reasonably request to establish that such purchase, acquisition or merger complied with the conditions contained in this clause (v),
(vi) the Company or any Subsidiary may merge into another Person so long as (x) such merger is solely for the purpose of changing domicile, (y) in the case of the Company, the surviving Person assumes all obligations of the Company under the Basic Documents and (z) no Default has occurred and is continuing or would occur after giving effect thereto, (vii) the Company or any Subsidiary may take any action not otherwise permitted hereunder so long as no Default has occurred and is continuing to the extent such action is not in any manner materially adverse to the Company or the Banks, provided, that the Company may not merge or
                                     --------
consolidate with or into, or sell or otherwise transfer all or any substantial part of its Property to, any other Person if the consideration therefor is equal to or in excess of $75,000,000, and (viii) intercompany transactions shall be permitted in accordance with Section 8.13 hereof.

          8.06  Limitation on Liens.  The Company will not create, incur, assume
                -------------------
or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens in existence on the date hereof and listed in Part B of
     Schedule I hereto;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings, unless the amount thereof is material with respect to it or its financial condition, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;


                               Credit Agreement
                               ----------------

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company;

          (g) Liens on any Property acquired by the Company after the date hereof from any Subsidiary of the Company, for consideration not in excess of the fair market value thereof, which Lien was not created in anticipation of such acquisition;

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company, each of which Liens either existed on such Property before the time of its acquisition and was not created in anticipation thereof or was created solely for the purpose of securing Indebtedness incurred to finance, refinance, or refund the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any
               --------
     Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed 80% of the fair market value (as determined) in good faith by a senior financial officer of the Company) of such Property at


                               Credit Agreement
                               ----------------
     the time it was acquired (by purchase, construction or otherwise);

          (i) additional Liens created after the date hereof so long as the Indebtedness secured thereby and incurred after the date hereof does not exceed $10,000,000 in the aggregate at any one time outstanding; and

          (j)  any extension, renewal or replacement of the foregoing; provided
                                                                       --------
     that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness or Property (other than a substitution of like Property).

          8.07  Indebtedness.  The Company will not, and will not permit any of
                ------------
its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Banks hereunder;

          (b) Indebtedness outstanding on the date hereof and, to the extent required under Section 7.12(a) hereof, listed in Part A of Schedule I hereto;

          (c) Indebtedness of the Company up to but not exceeding $25,000,000 in the aggregate principal amount at any one time outstanding under the Credit Agreement dated as of January 27, 1994, among the Company, the banks party thereto and Deutsche Bank AG, New York Branch, as agent, as the same may be modified or supplemented.

          (d) Indebtedness of any Wholly-Owned Subsidiary to the Company or to any other Wholly-Owned Subsidiary of the Company;

          (e) Indebtedness of the Company to any Subsidiary of the Company so long as such Indebtedness is subordinated in right of payment to the prior payment in full of the principal of and interest on and all other amounts owing to the Banks hereunder pursuant to documentation in form and substance satisfactory to the Majority Banks;

          (f) additional Indebtedness of the Company provided that on the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any other Indebtedness of the Company, total consolidated Indebtedness of the Company and its Subsidiaries does not exceed 30% of Total Capitalization.


                               Credit Agreement
                               ----------------

          8.08  Investments.  The Company will not permit any of its Insurance
                -----------
Subsidiaries to make or permit to remain outstanding any Investments in its investment portfolio except:

          (a) Investments in securities meeting the requirements of clauses (i) and (ii) of paragraph (a)(6) of Section 270.2a-7 of the SEC ICA Regulations and in money market funds at least 95% of whose assets consist of First Tier Securities (as defined in paragraph (a)(6) of Section 270.2a-7 of the SEC ICA Regulations); provided that the Insurance Subsidiaries may make
                           --------
     Investments in short-term debt instruments (or in money market funds at least 95% of whose assets consist of short-term debt instruments) that are rated at least A-2 by S&P or P-2 by Moody's or a comparable rating category by any other NRSRO (as defined in paragraph (a)(10) of Section 270.2a-7 of the SEC ICA Regulations);

          (b) Investments constituting fixed income debt securities if, after giving effect to any such Investment:

          (i) the weighted average credit quality of the fixed income debt securities in the consolidated Investment portfolio of the Insurance Subsidiaries, as determined by the rating system of S&P, is [A] or higher; and

          (ii) the aggregate amount invested by the Insurance Subsidiaries in fixed income debt securities that are rated lower than BBB- by S&P or Baa3 by Moody's or BBB- by Fitch, or that are unrated, does not exceed 10% of the aggregate amount of the consolidated portfolio Investments of the Insurance Subsidiaries; and

          (c) equity Investments if, after giving effect to any such Investment, the aggregate amount of equity Investments of the Insurance Subsidiaries does not exceed 20% of the aggregate amount of the consolidated portfolio Investments of the Insurance Subsidiaries;

provided that, the aggregate amount invested by the Insurance Subsidiaries in fixed income securities that are rated lower than BBB- by S&P or Baa3 by Moody's or BBB- by Fitch, or that are unrated, together with the aggregate amount of equity Investments, may not exceed 25% of the aggregate amount of the consolidated portfolio Investments of the Insurance Subsidiaries.

          8.09  Restricted Payments.  The Company will not declare or make any
                -------------------
Restricted Payment unless, on the date of


                               Credit Agreement
                               ----------------
declaration and on the date of making such Restricted Payment (the "Computation
                                                                    -----------
Date"), and after giving effect thereto:
----

               (i) the aggregate amount of all Restricted Payments made during the period commencing on January 1, 1996 and ending on and including the Computation Date shall not exceed an amount equal to 25% of consolidated net income of the Company and its Subsidiaries for the period (treated as a single accounting period) commencing on January 1, 1995 and ending in the last day of the fiscal quarter of the Company ending on or most recently ended prior to the Computation Date;

               (ii) the Interest Expense for the most recently ended fiscal quarter for which the Company has or is required to have delivered financial statements to the Banks shall not exceed 3-1/3% of the statutory surplus of CRC as at the end of the most recent quarter for which statutory financial statements have been filed by CRC with the Maryland Insurance Commissioner; and

              (ii) no Default shall have occurred and be continuing.

          8.10  Financial Covenants.
                -------------------

          (a)  Tangible Net Worth.  The Company will not, on any date, permit
               ------------------
Tangible Net Worth to be less than $250,000,000.

          (b)  Interest Coverage Ratio.  The Company will not, at any date,
               -----------------------
permit the Interest Coverage Ratio for the period of the four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date to be less than 2.5:1.

          8.11  Lines of Business.  The Company will not permit any of its
                -----------------
Insurance Subsidiaries to engage to any substantial extent in any line or lines of business activity other than the business of issuing financial guaranty insurance, credit insurance, mortgage insurance and residual value insurance (and reinsurance of the same) and similar or related products, unless such other line or lines of business or activity does not result in the downgrading of the Rating of CRC assigned by S&P.

          8.12  Transactions with Affiliates.  The Company will not, and will
                ----------------------------
not permit any of its Subsidiaries to, directly or indirectly:

          (a)  make any Investment in any Affiliate of the Company; provided
                                                                    --------
     that the Company and its Subsidiaries may

                               Credit Agreement
                               ----------------
     make advances and loans to its directors, officers and employees in an aggregate principal amount up to but not exceeding $5,000,000 at any one time outstanding; and provided that, any Insurance Subsidiary may, subject
                           --------
     to Section 8.08, make Investments in the ordinary course of its investment activities in securities of any Existing Institutional Holder.

          (b) transfer, sell, lease, assign or otherwise dispose of any Property to any Affiliate of the Company;

          (c)  purchase or acquire Property from any Affiliate of the Company;
     or

          (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Company (including, without limitation, Guarantees and assumptions of obligations of any Affiliate of the Company);

provided that the Company and its Subsidiaries may enter into transactions
--------
(other than Investments by the Company or any of its Subsidiaries in any Affiliate of the Company unless expressly permitted under clause (a) above) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate of the Company; and provided further that any Insurance Subsidiary
                                 --------
may issue or sell insurance policies, guarantees and other instruments for the benefit of any Affiliate of the Company in the ordinary course of the insurance business of such Insurance Subsidiary.

          8.13  Use of Proceeds.  The Company will use the proceeds of the Loans
                ---------------
hereunder to refinance up to $16,000,000 aggregate principal amount of the Company's floating rate subordinated notes due August 20, 1996 and for general corporate purposes (in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Bank shall
               --------
have any responsibility as to the use of any of such proceeds.

          8.14  Certain Obligations Respecting Subsidiaries.
                -------------------------------------------

          (a) Subject to Section 8.05 hereof, the Company will, and will cause each of CRC, Capital Mortgage, Capital Mortgage Bermuda and Capital Credit to, take such action from time to time as shall be necessary to ensure that each of CRC and Capital


                               Credit Agreement
                               ----------------

Mortgage, Capital Mortgage Bermuda and Capital Credit is a Wholly-Owned Subsidiary of the Company.

          (b) The Company will not permit any of CRC, Capital Mortgage, Capital Mortgage Bermuda and Capital Credit to issue any shares of stock of any class whatsoever to any Person (other than to the Company).

          8.15  Modifications of Certain Documents.  The Company will not
                ----------------------------------
consent to any modification, supplement or waiver of any of the provisions of the Indenture that would materially increase the obligations, or materially reduce the rights, of the Company or any of its Subsidiaries thereunder.

          8.16  Ratings.  The Company will not allow the Rating by S&P of CRC to
                -------
be less than AA+ (or to be withdrawn) at any time or the Rating of Capital Mortgage to be less than AA- (or to be withdrawn) at any time.

          8.17.  Dividends to or Investments in the Company by Subsidiaries.
                 ----------------------------------------------------------
The Company will not, nor will it permit any of its Subsidiaries, to issue any securities or enter into any agreements (other than with or as required by applicable regulatory authorities) that will either (i) limit the ability of any of the Subsidiaries of the Company to declare or pay or set apart any funds for the payment of any dividend or make any distribution to or Investment in the Company or (ii) prevent such Subsidiary from paying to the Company the entire amount available to be paid as dividends or distributions by such Subsidiary;

provided, that nothing herein shall be deemed to require any Subsidiary of the
--------
Company to pay any dividend to, or make any Investment in, the Company in excess of the amount necessary to enable the Company to make all payments required hereunder and under the Notes.

          Section 9.  Events of Default.  If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or upon mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or any commitment fee hereunder when due and such default shall have continued unremedied for two or more Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $10,000,000 or more (other than (i) the Indebtedness referred to in


                               Credit Agreement
                               ----------------
     paragraph (a) above or (ii) Indebtedness under the $75,000,000 Credit Agreement dated as of January 24, 1994 among CRC, the banks party thereto and Deutsche Bank AG, New York Branch, as agent, as amended); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(h), 8.05 to 8.10 (inclusive) and
     8.12 to 8.17 (inclusive) hereof; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 15 Business Days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

          (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, rehabilitator, conservator or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or


                               Credit Agreement
                               ----------------
     composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, rehabilitation, conservation, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, rehabilitator, conservator, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, rehabilitation, conservation, liquidation, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing (other than an order for relief in an involuntary case under the Bankruptcy Code) shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur


                               Credit Agreement
                               ----------------
     or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which, in the determination of the Majority Banks, could have a Material Adverse Effect; or

          (j)  A Change in Control shall occur;

THEREUPON: (1) in the case of an Event of Default other than one referred to in paragraph (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may and, upon request of the Majority Banks, shall, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in paragraph (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Section 10.  The Administrative Agent.
                       ------------------------

          10.01  Appointment, Powers and Immunities.  Each Bank hereby
                 ----------------------------------
irrevocably (subject to Section 10.08 hereof) appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in


                               Credit Agreement
                               ----------------
any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by the Majority Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of


                               Credit Agreement
                               ----------------
a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Sections 10.01, 10.07 and 11.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall
                --------
have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04  Rights as a Bank.  With respect to its Commitments and the
                 ----------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05  Indemnification.  The Banks agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing,


                               Credit Agreement
                               ----------------
normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable
                                        --------
for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance on Administrative Agent and Other Banks.  Each
                 ----------------------------------------------------
Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          10.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Administrative Agent.  Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor


                               Credit Agreement
                               ----------------

Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, after consultation with the Company, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York and which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.09  Arranger.  The Arranger named on the cover page of this
                 --------
Agreement is not a party thereto and shall not have any duties or responsibilities hereunder.

          Section 11.  Miscellaneous.
                       -------------

          11.01  Waiver.  No failure on the part of the Administrative Agent or
                 ------
any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices, requests and other communications
                 -------
provided for herein and under the Pledge Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or


                               Credit Agreement
                               ----------------
personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Expenses, Etc.  The Company agrees to pay or reimburse each of
                 --------------
the Banks and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all costs and expenses of the Banks and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder or under any of the other Basic Documents and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (other than liability of the Administrative Agent to any Bank) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings and whether or not the Administrative Agent or such Bank or other Person is a party thereto) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).


                               Credit Agreement
                               ----------------

          11.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ----------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement
                               --------
or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks (i) increase or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan or any fee hereunder (other than any fee payable solely for account of the Administrative Agent), (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder (other than any fee payable solely for account of the Administrative Agent), (v) reduce the obligations of the Company to prepay Loans, (vi) alter the terms of any of Sections 2.08, 4.02 or 4.07 hereof or this Section 11.04,
(vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6 hereof; and (b) any modification of any of the rights or obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent.

          11.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

          (b) Each Bank may, at any time or from time to time, assign to one or more other Persons all or any portion of its Loans, its Notes, and its Commitment (but only with the consent of the Company and the Administrative Agent, which consent shall not be unreasonably withheld); provided that (i) no
                                                          --------
such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof unless the



                               Credit Agreement
                               ----------------

Company and the Administrative Agent shall otherwise agree; (iii) each such assignment by a Bank of its Revolving Credit Loans, Revolving Credit Note, Term Loans, Term Loan Notes or Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Term Loans, Term Loan Notes and Commitment is assigned to the respective assignee; and (iv) upon each such assignment the assignor and assignee shall deliver to the Company and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit E hereto. Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Company and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,000.

          (c) A Bank may, at any time or from time to time, sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, but no purchaser of a participation (a

"Participant") shall,  except as otherwise provided in Section 4.07(c) hereof,
------------
have any rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under
Section 5 hereof in respect of the Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitment, (ii) extend any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment


                               Credit Agreement
                               ----------------
of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) increase the rights or reduce the obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 10.09 or 11.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted by the foregoing provisions of this Section 11.06, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, neither the Company nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and no Bank shall assign or participate to the Company or any of its Subsidiaries or Affiliates, any interest in any Commitment or Loan without the prior consent of each Bank.

          11.07  Survival.  The obligations of the Company under Sections 5.01,
                 --------
5.04, 5.05 and 11.03 hereof and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.


                               Credit Agreement
                               ----------------

          11.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10  Governing Law; Submission to Jurisdiction.  This Agreement and
                 -----------------------------------------
the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County, and any appellate court therefrom, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11  Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE
                 --------------------
AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder.

          (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in


                               Credit Agreement
                               ----------------
accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the
                             --------
disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process (with, unless prohibited by applicable law, prior notice thereof to the Company giving sufficient time, if practicable, to afford the Company an opportunity to seek a protective order), (ii) to counsel, auditors or accountants for any of the Banks or the Administrative Agent (so long as they are advised of the non-public nature of the information), (iii) to bank examiners, (iv) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party (with, except in the case of any litigation to which the Company or any of its Subsidiaries is also a party, or unless prohibited by applicable law, prior notice to the Company giving sufficient time, if practicable, to afford the Company an opportunity to seek a protective order), (vi) to a Subsidiary or Affiliate of such Bank as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank and the Company a Confidentiality Agreement substantially in the form of Exhibit D hereto; provided, further, that in no event shall any Bank or
                          --------  -------
the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this Section 11.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof.



                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              CAPITAL RE CORPORATION

                              By: /s/ David A. Buzen
                                 -------------------------
                                 Name:  David A. Buzen
                                 Title: EVP & CFO


                              By: /s/ Howard S. Yaruss
                                 -------------------------
                                 Name:  Howard S. Yaruss
                                 Title: Vice President

                              Address for Notices:
                              1325 Avenue of the Americas
                              New York, New York 10019

                              Attention:  Chief Financial Officer
                              Telecopier No.:  (212) 581-3268

                              Telephone No.:  (212) 974-0100


                               Credit Agreement
                               ----------------

                              BANKS
                              -----



Commitment                      THE CHASE MANHATTAN BANK
----------
$25,000,000



                              By /s/ J. David Parker, Jr.
                                 ---------------------------
                                 Title:  Vice President



                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017

                              Address for Notices:

                              The Chase Manhattan Bank
                              1 Chase Manhattan Plaza
                              4th Floor
                              New York, NY  10081

                              Attention:  J. David Parker, Jr.
                                           Vice President

                              Telecopier No.:  (212) 552-3651

                              Telephone No.:  (212) 552-7631

                               Credit Agreement
                               ----------------

                              THE CHASE MANHATTAN BANK
                                as Administrative Agent



                              By /s/ J. David Parker, Jr.
                                 ------------------------------
                                 Title: Vice President


                              Address for Notices to
                                the Administrative Agent:

                              The Chase Manhattan Bank
                              140 East 45th Street, 29th Floor
                              New York, New York 10017
                              Attention: Agent Bank Services

                              Telecopier No.:  (212) 662-0122

                              Telephone No.:  (212) 662-0004

                              With a copy to:

                              The Chase Manhattan Bank
                              1 Chase Manhattan Plaza
                              4th Floor
                              New York, NY  10081

                              Attention:  J. David Parker, Jr.
                                           Vice President

                              Telecopier No.:  (212) 552-3651
                              Telephone No.:  (212) 552-7631




                               Credit Agreement
                               ----------------

                                                                      SCHEDULE I
                         Material Agreements and Liens
                         -----------------------------

                        [See Sections 7.12 and 8.07(b)]

Part A - Material Agreements
         -------------------

Part B - Liens
         -----

         None

                             AMENDED AND RESTATED
                        AGREEMENT CONCERNING FILING OF
                    CONSOLIDATED FEDERAL INCOME TAX RETURNS

In consideration of the mutual undertakings and agreements contained herein, it is agreed by and among the undersigned companies that:

1. Each company agrees to its inclusion in a consolidated federal income tax return for calendar year 1988 and succeeding taxable years during which it remains a member of the affiliated group and each company agrees to pay its proportionate share of the consolidated federal tax burden that would have been paid if said company had filed on a separate return basis. Under no circumstances shall the tax charged to each company under this Agreement be more than it would have paid if it had filed on a separate return basis. If tax losses or other tax benefits of one member of the group are utilized by another member of the group, it is agreed that reimbursement will be made under paragraph three (3) for such tax benefits utilized.

2. The amount of any payment of federal income taxes under this Agreement shall be calculated by Capital Re Corporation (the "Corporation"). The companies agree that the Corporation shall make any necessary adjustments to equalize the effect of the alternative minimum tax.

3. All intercompany balances will be settled by the necessary payments to and from the various companies at the same time as payments would have been made to the Internal Revenue Service if separate returns had been filed by all members of the affiliated group on the date the consolidated return is filed or within ten days after such date. If the amount paid by any company to the Corporation for federal income taxes under this Agreement is greater than the actual payment made by the Corporation to the Internal Revenue Service, then the difference shall be placed in escrow. Escrow assets may be released to the Corporation from the escrow account at such time as the permissible loss carryback has elapsed. Once a company is "paid" for its credits, it cannot use such credits in the calculation of its tax liability under the separate return basis. Any of the company's credits which are not used in the consolidated return and for which it has not been paid shall be retained by such company for possible future use.

4. This Agreement will terminate upon the occurrence of any of the following events:

    (a)  the parties agree in writing to such termination,

    (b) the Corporation does not file a consolidated federal income tax return for any taxable year, or

    (c) as to any company, if membership of such company in the affiliated group or consolidated group ceases or is terminated for any reason whatsoever.

5. Notwithstanding the termination of this Agreement, its provisions will remain in effect with respect to any period of time for which the taxable income of any company was included in any consolidated federal income tax return of the Corporation.

6. Upon termination of this Agreement, all material including, but not limited to, returns, supporting schedules, workpapers, correspondence and other documents relating to the consolidated federal income tax returns shall be made available to any of the parties to this Agreement during regular business hours.

7. This Agreement shall become a binding agreement among the undersigned companies upon execution hereof by each and an entity hereafter becoming a member of the affiliated group shall become a participant in this Agreement simply by executing an appropriate instrument evidencing its wish to participate (provided that any necessary regulatory clearances shall have first been obtained).

8. This Agreement shall not be assignable by any party hereto, without the prior written consent of each of the other undersigned companies.

9. This Agreement may be executed in any number of counterparts each of which will be deemed an original, but all of which together shall constitute one of the same instrument.

10. As a condition precedent to any right of action hereunder, if any dispute shall arise between any two parties hereto with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two arbitrators so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty (30) days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies not under the control of any party hereto.

    Except as may be otherwise provided herein, the arbitrators shall promulgate rules to interpret this Agreement based upon the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall interpret this Agreement as an honorable engagement rather than as a legal obligation and will make their award with the view to effecting the general purpose and intent of this Agreement, rather than in accordance with the literal interpretation of this Agreement.

    The party requesting the arbitration shall submit its case to the arbitrators within forty-five (45) days of the appointment of the third arbitrator. The party responding to the request for arbitration shall submit its case to the arbitrators within forty-five (45) days of the receipt of the petitioner's case. A hearing shall be held within thirty (30) days after receipt of the parties cases in writing. The arbitrators shall render their decision within thirty (30) days after completion of the hearing. The decision in writing of any two arbitrators, when filed with the two disputing parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision the arbitrators in any court having jurisdiction. Each disputing party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and arbitration. Said arbitration shall take place in New York City unless some other place is mutually agreed upon by the two disputing parties hereto.

11. This Agreement shall be interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned companies as of the 13th day of Nov., 1995, have by their duly authorized officers executed this Agreement.

ATTEST:                                 CAPITAL RE CORPORATION

/s/ (SIGNATURE APPEARS HERE)            By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President

SUBSIDIARIES
------------

ATTEST:                                 CAPITAL REINSURANCE CORPORATION

/s/ (SIGNATURE APPEARS HERE)            By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President

ATTEST:                                 CAPITAL RE CORPORATION

/s/ (SIGNATURE APPEARS HERE)            By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President


ATTEST:                                 CAPITAL CREDIT REINSURANCE COMPANY
                                        (BERMUDA) LTD.

/s/ (SIGNATURE APPEARS HERE)             By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President

ATTEST:                                 CAPITAL RE MANAGEMENT CORPORATION

/s/ (SIGNATURE APPEARS HERE)            By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President

ATTEST:                                 CAPITAL MORTGAGE REINSURANCE COMPANY

/s/ (SIGNATURE APPEARS HERE)            By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President

ATTEST:                                 CAPITAL TITLE REINSURANCE COMPANY

/s/ (SIGNATURE APPEARS HERE)            By: /s/ (SIGNATURE APPEARS HERE)
-----------------------------              -------------------------------
                                        President

                                                                     SCHEDULE II


                            Capital Re Corporation
                              Organization Chart
                                 Appears here

                                                                    SCHEDULE III


                                  Litigation:

                                     None

                                                                     EXHIBIT A-1


                        [Form of Revolving Credit Note]

                                PROMISSORY NOTE

$_______________                                                 August __, 1996
                                                              New York, New York

          FOR VALUE RECEIVED, CAPITAL RE CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Payee"), for
      -------                                                       -----
account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank in New York, New York, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Payee to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, interest rate and duration of Interest Period of each Revolving Credit Loan made by the Payee to the Company, and each payment made on account of the principal thereof, shall be recorded by the Payee on its books and, prior to any transfer of this Note, endorsed by the Payee on the schedule attached hereto or any continuation thereof, provided that the failure
                                                      --------
of the Payee to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Payee.

          This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of August 20, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Company, the
                                  ----------------
Banks and The Chase Manhattan Bank, as Administrative Agent, and evidences Revolving Credit Loans made by the Payee thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events specified therein.


                             Revolving Credit Note
                             ---------------------

          Except as permitted by Sections 11.06(b) and 11.06(d) of the Credit Agreement, this Note may not be assigned by the Payee to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                   CAPITAL RE CORPORATION



                                   By:____________________________
                                      Name:
                                      Title:


                                   By:____________________________
                                      Name:
                                      Title:




                             Revolving Credit Note
                             ---------------------

                       SCHEDULE OF REVOLVING CREDIT LOANS

          This Note evidences Revolving Credit Loans made, under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments of principal set forth below:


           Prin-
           cipal              Duration           Unpaid
           Amount                of     Amount   Prin-
  Date      of       Interest Interest  Paid or  cipal   Notation
  Made     Loan       Rate     Period   Prepaid  Amount  Made by
-------  ----------  -------- -------   -------  ------- --------

                             Revolving Credit Note
                             ---------------------

                                                                     EXHIBIT A-2


                            [Form of Term Loan Note]

                                PROMISSORY NOTE

$_____________________                                       $____________, 199_
                                                              New York, New York

          FOR VALUE RECEIVED, CAPITAL RE CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Payee"), for
      -------                                                       -----
account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank in New York, New York, the principal sum of _______________ Dollars, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until this Note shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          This Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of August 20, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Banks
                               ----------------
and The Chase Manhattan Bank, as Administrative Agent, and evidences a Term Loan made by the Payee thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events specified therein.

          Except as permitted by Sections 11.06(b) and 11.06(d) and of the Credit Agreement, this Note may not be assigned by the Payee to any other Person.



                                Term Loan Note
                                --------------

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                   CAPITAL RE CORPORATION


                                   By:____________________________
                                      Name:
                                      Title:


                                   By:____________________________
                                      Name:
                                      Title:


                                Term Loan Note
                                --------------

                                                                     EXHIBIT B-1



              [Form of Opinion of General Counsel to the Company]


                              August __, 1996


Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank,
  as Administrative Agent
  for said Banks
29th Floor
140 East 45th Street
New York, New York  10017

Ladies and Gentlemen:

          I am the General Counsel of Capital Re Corporation, a corporation organized under the law of the State of Delaware (the "Company") and am
                                                       -------
rendering this opinion in connection with the Credit Agreement dated as of August 20, 1996 (the "Credit Agreement") between the Company, the lenders party
                      ----------------
thereto (the "Banks") and The Chase Manhattan Bank, in its capacity as
              -----
administrative agent for said Banks (the "Agent"), providing for, among other
                                          -----
things, extensions of credit to be made by the Banks to the Company in an aggregate principal or stated amount not exceeding $25,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is delivered to you pursuant to Section 6.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

     (a)  the Credit Agreement;

     (b) the Notes delivered on the date hereof (together with the Credit Agreement, the "Credit Documents");
                          ----------------

     (c) such records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon certificates of governmental officials and appropriate representatives of the Company and upon representations made in or pursuant to the Credit Agreement.

          In rendering the opinions expressed below, I have assumed, with respect to the Credit Documents, that (except, to the extent expressly set forth in the opinions below, as to the Company):

       (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to the Credit Documents;

       (ii) all signatories to the Credit Documents have been duly authorized;
          and

       (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction listed opposite its name in Schedule II to the Credit Agreement.

          2. The Company has all requisite corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Credit Documents, and the execution, delivery and performance by the Company of each of the Credit Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals).

          3. Each of the Credit Documents has been duly and validly executed and delivered by the Company.

          4. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the

     Credit Documents do not and will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (b) violate any provision of the General Corporation Law of the State of Delaware, (c) violate any applicable law, rule or regulation of the United States of America or the State of New York, (d) violate any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or any arbitral award applicable to the Company or any of its Subsidiaries or (e) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any Indebtedness pursuant to the terms of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject.

          5. Except as disclosed in Schedule III to the Credit Agreement, I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agent of the United States of America or the State of New York is necessary for the execution, delivery or performance by the Company of the Credit Documents, or for the legality, validity or enforceability thereof. The Company is not operating under any specific Federal or New York State regulatory framework under which the Company receives licenses or other authorizations or is making filings or registrations with regulatory authorities, other than tax filings, securities filings, corporate filings or New York insurance filings.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

          At the request of my client, this opinion letter is provided to you by me in my capacity as General Counsel to the Company, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Documents without, in each instance, my prior written consent.

                              Very truly yours,



                              Alan S. Roseman
                              General Counsel

                                                                     EXHIBIT B-2



              [Form of Opinion of Special Counsel to the Company]


                              August __, 1996


Each of the Banks listed on Schedule A hereto

The Chase Manhattan Bank,
  as Administrative Agent for
  said Banks
140 East 45th Street, 29th Floor
New York, New York  10017

Ladies and Gentlemen:

          This firm has acted as special counsel to Capital Re Corporation, a corporation organized under the law of the State of Delaware (the "Company"), in
                                                                   --------
connection with the Credit Agreement dated as of August 20, 1996 (the "Credit
                                                                      --------
Agreement") between the Company, the lenders party thereto (the "Banks") and The
                                                                -------
Chase Manhattan Bank, in its capacity as administrative agent for said Banks (the "Agent"). All capitalized terms used but not defined herein have the
      -----
respective meanings given to such terms in the Credit Agreement. This opinion letter is delivered to you pursuant to Section 6.01(c) of the Credit Agreement in connection with the closing thereunder on the date hereof (the "Closing").
                                                                   --------
          For purposes of this opinion letter, we have examined the following documents:

     (a)  Executed copy of the Credit Agreement.

     (b) Executed copy of the Notes delivered on the date hereof (together with the Credit Agreement, the "Credit Documents").
                                     ----------------

     (c) Certain resolutions of the Board of Directors of the Company adopted at a meeting held on August ___, 1996, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Credit Documents and arrangements in connection therewith.

     (d) A certificate of the Chief Financial Officer of the Company, dated August ___, 1996, as to the incumbency and signatures of certain officers of the Company.

     (e) A certificate, dated as of the date hereof, of the Assistant Secretary of the Company as to certain facts relating to the Company.

          We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or any of its Subsidiaries. In our examination of the Credit Documents and the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures (other than those on behalf of the Company on the Credit Documents), the legal capacity of all natural person, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications of corporate officers and statements of fact, on which we are relying, and have made no independent investigations thereof. In rendering the following opinions, we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company in or pursuant to the Credit Documents and upon the officers' certificates identified in Paragraphs (d) and (e) above. This opinion letter is given, and all statements herein are made in the context of the foregoing.

          For purposes of this opinion letter, we have assumed that (i) each party to the Credit Documents has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Credit Documents, (ii) each such party has duly authorized, executed and delivered the Credit Documents to which it is a party, (iii) each party is validly existing and in good standing in all necessary jurisdictions, (iv) the Credit Documents to which the Agent and each other party to the Credit Documents (other than the Company) is a party constitute valid and binding obligations enforceable against each of them in accordance with their respective terms, and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Credit Documents.

          This opinion letter is based as to matters of law solely on applicable provisions of (i) New York law customarily applicable between borrowers and creditors to transactions of the type contemplated by the Credit Documents (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) (hereinafter "New York Law"), (ii) the Investment Company Act of 1940, as amended, and (iii) the Public Utility Holding Company Act of 1935, as amended. We express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities laws or regulations (other than the opinion expressed in paragraph (d) below as to the Investment Company Act of 1970, as amended), antitrust or unfair competition laws or regulations or tax laws or regulations, or New York insurance law).

          For purposes of the opinions set forth in Paragraphs (2) and (3), we have inquired of the Company whether the Company is, and we have received an officers' certificate from the Company to the effect that it is not, operating under any specific federal or New York state regulatory framework under which the Company receives licenses or other authorizations or is making filings or registrations with regulatory authorities, other than tax filings, securities filings, corporate filings or New York insurance filings. On the basis of this inquiry, and response, the opinions expressed in Paragraph (2) and (3) are limited to New York Laws).

          Based upon, subject to and limited by the foregoing, we are of the opinion that:

          1. Each of the Credit Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the applications of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law).

          2. The execution, delivery and performance as of the date hereof by the Company of the Credit Documents do not violate New York Law.

          3. No approval or consent of, or registration or filing with, any State of New York governmental agency is required to be obtained or made by the Company in connection with the execution, delivery and performance as of the date hereof by the Company of the Credit Documents.

          4. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          The opinion expressed in Paragraph (1) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then subject to the availability of defenses and to the exceptions set forth in Paragraph (1) the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Credit Documents on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          Very truly yours,



          HOGAN & HARTSON, L.L.P.

HOGAN & HARTSON L.L.P.



August 21, 1996
Page 5



                                  SCHEDULE A


THE CHASE MANHATTAN BANK

                                                                       EXHIBIT C

             [Form of Opinion of Special New York Counsel to Chase]

                                    August __, 1996


Each of the Banks party
 to the Credit Agreement
 referred to below and

The Chase Manhattan Bank,
  as Administrative Agent
  for said Banks
140 East 45th Street
29th Floor
New York, New York  10017

Ladies and Gentlemen:

          We have acted as your special New York counsel in connection with the Credit Agreement dated as of August 20, 1996 (the "Credit Agreement") between
                                                   ----------------
Capital Re Corporation (the "Company"), the Banks party thereto and The Chase
                             -------
Manhattan Bank, as Administrative Agent for said Banks, providing for, among other things, extensions of credit to be made by the Banks to the Company in an aggregate principal or stated amount not exceeding $25,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

          In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement; and

          (b) the Notes delivered on the date hereof (together with the Credit Agreement, the "Credit Documents").
                               ----------------

          In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

          In rendering the opinions expressed below, we have assumed, with respect to the Credit Documents, that:


           (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent expressly set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to the Credit Documents;

           (ii) all signatories to the Credit Documents have been duly authorized; and

          (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
       York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is, pursuant to Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as your special New York counsel and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Documents without, in each instance, our prior written consent.

          Very truly yours,


          /s/ Milbank, Tweed, Hadley & McCloy
          -----------------------------------
CDP/___

                                                                       EXHIBIT D

                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


          [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]

       Re:     Credit Agreement dated as of August 20, 1996 (the "Credit
                                                                  ------
               Agreement"), among Capital Re Corporation (the "Company"), the
               ---------                                       -------
               lenders named therein and The Chase Manhattan Bank, as Administrative Agent.

Ladies and Gentlemen:

          As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that
                                                                --------
nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process (with, unless prohibited by applicable law, prior notice thereof to the Company giving sufficient time, if practicable, to afford the Company an opportunity to seek a protective order), (ii) to your counsel or to counsel for any of the Banks or the Administrative


                           Confidentiality Agreement
                           -------------------------

Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party (with, except in the case of any litigation to which the Company or any of its Subsidiaries is also a party, or unless prohibited by applicable law, prior notice to the Company giving sufficient time, if practicable, to afford the Company an opportunity to seek a protective order), (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further,
                                                            --------  -------
that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

          Very truly yours,

          [INSERT NAME OF BANK]



          By___________________________
            Title:


AGREED AS AFORESAID:

[INSERT NAME OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]



By___________________________
  Title:



                           Confidentiality Agreement
                           -------------------------

                                                                       EXHIBIT E

                      [Form of Assignment and Acceptance]


                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of August 20, 1996 (as modified and supplemented and in effect from time to time, the "Credit
                                                                    ------
Agreement"), among Capital Re Corporation, a Delaware Corporation (the
---------
"Company"), the lenders named therein, and The Chase Manhattan Bank, as
 -------
administrative agent for such lenders (in such capacity, the "Administrative
                                                              --------------
Agent").  Terms defined in the Credit Agreement are used herein as defined
-----
therein.

          _________________ (the "Assignor") and _______________ (the
                                  --------
"Assignee") agree as follows:
 --------

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an
                                                       --------------
interest (the "Assigned Interest") in and to the Assignor's rights and
               -----------------
obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal
    -----------------                      -------------------
amount and percentage for each Assigned Facility as set forth on Schedule 1.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligation or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has


                           Assignment and Acceptance
                           -------------------------
retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof, the financial statements delivered pursuant to Section 8.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to
Section 5.06 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent pursuant to Section 11.06 of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance by the Administrative Agent).



                           Assignment and Acceptance
                           -------------------------

          5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 11.07 of the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.


                           Assignment and Acceptance
                           -------------------------

                                 Schedule 1 to
                           Assignment and Acceptance
                       relating to the Credit Agreement,
                          dated as of August 20, 1996,
                  among Capital Re Corporation (the "Company")
                                                     -------
                         the lenders named therein and
       The Chase Manhattan Bank, as administrative agent for the Lenders
                 (in such capacity, the "Administrative Agent")
                                         --------------------



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

        Credit              Principal  Percentage
   Facility Assigned     Amount Assigned  Assigned
   -----------------     ---------------  --------



[ASSIGNEE]                          [ASSIGNOR]


By:___________________________      By:__________________________
   Title:                              Title:


                                    Consented to and Accepted:

                                    THE CHASE MANHATTAN BANK,
                                      as Administrative Agent


                                    By:__________________________
                                       Name:
                                       Title:


                                    CAPITAL RE CORPORATION


                                    By:__________________________
                                       Name:
                                       Title: